EXHIBIT 23.1
                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in the Registration Statements and Prospectus on Form S-8 dated December 30, 1994, of Shuffle Master, Inc. of our report dated December 13, 1995, on the financial statements of Shuffle Master, Inc. for the years ended October 31, 1995 and 1994, incorporated by reference in the Registration Statements, and to the use of our name and the statements with respect to us under the heading "Experts" in such Prospectus.



Minneapolis, Minnesota                  /s/ BLANSKI PETER KRONLAGE & ZOCH, P.A.
January 24, 1997                        BLANSKI PETER KRONLAGE & ZOCH, P.A.